CONSENT OF EXPERT

April 30, 2020

VIA EDGAR

United States Securities and Exchange Commission

Re: Taseko Mines Limited (the "Company")

Registration Statement on Form F-10

I, Richard Weymark, P.Eng., MBA, hereby consent to the use of my name in connection with reference to my involvement in the preparation of the following technical reports (the "Technical Reports"):

  "Technical Report on the Mineral Reserve Update at the Gibraltar Mine, British Columbia, Canada, dated effective November 6, 2019"; and

  "Technical Report on the Mineral Reserve Update at the Yellowhead Copper Project, British Columbia, Canada dated effective January 16, 2020";

and to references to the Technical Report, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of the information derived from the Technical Report related to me in the Registration Statement.  This consent extends to any amendments to the Registration Statement, including any post-effective amendments.

Yours truly,

/s/ Richard Weymark
____________________________________
Richard Weymark, P.Eng., MBA